EXHIBIT 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (herein called this “Amendment”) made as of October 27, 2010 by and among FFE TRANSPORTATION SERVICES, a Delaware corporation (“Borrower”), FROZEN FOOD EXPRESS INDUSTRIES, INC., a Texas corporation (“Parent”), CONWELL CORPORATION, a Delaware corporation, FX HOLDINGS, INC., a Delaware corporation, LISA MOTOR LINES, INC., a Delaware corporation, COMPRESSORS PLUS, INC., a Texas corporation, FFE LOGISTICS, INC., a Delaware corporation, CONWELL LLC, a Delaware limited liability company, and COMERICA BANK, as Administrative Agent, Collateral Agent, Issuing Bank and Bank.

W I T N E S S E T H:

WHEREAS, Borrower, the Companies, Administrative Agent and Banks have entered into that certain Second Amended and Restated Credit Agreement dated as of September 2, 2009 (as amended, supplemented, or restated from time to time prior to the date hereof, the “Original Credit Agreement”), for the purposes and consideration therein expressed, pursuant to which Banks became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower, the Companies, Administrative Agent and Banks desire to amend the Original Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans which may hereafter be made by Banks to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

§ 1.1.   Terms Defined in the Original Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2.   Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this § 1.2.

“Amendment” means this Second Amendment to Credit Agreement.

“Amendment Documents” means, collectively, this Amendment, the Renewal Note, the Consent and Agreement by the Companies (other than Borrower) with respect to this Amendment, and any other document required to be delivered by the Companies pursuant to Article III hereof.

“Credit Agreement” means the Original Credit Agreement as amended hereby.

“Original Omnibus Certificate” means the Omnibus Certificate dated September 2, 2009 executed and delivered by officers of Borrower pursuant to the Original Credit Agreement.

“Renewal Note” means a promissory note in the form attached hereto as Exhibit A.

ARTICLE II.

Amendments to Original Credit Agreement

§ 2.1.   Definitions.

(a)           The following new definition is hereby added to Section 1.1 of the Original Credit Agreement in appropriate alphabetical order to read as follows:

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of October 27, 2010 among Borrower, Parent, the other Companies, Administrative Agent and the Banks party thereto.

(b)           The definition of Borrowing Base in Section 1.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“Borrowing Base” means an amount equal to (i) eighty-five percent (85%) of the aggregate Eligible Accounts, calculated in accordance with GAAP based upon consolidated financial information of Parent and the Subsidiaries (ii) less a reserve of $5,000,000. The Borrowing Base shall be determined by Administrative Agent from time to time in its good faith judgment.

(c)           The final sentence of the definition of Base Rate Margin in Section 1.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

Notwithstanding anything to the contrary contained in this definition, (i) the Tier I Base Rate Margin shall be in effect from the date of the Second Amendment through the first date after December 31, 2010 on which Parent and Borrower delivers a Compliance Certificate evidencing a Fixed Charge Coverage Ratio greater than 1.25 to 1.00 and (ii) the determination of the Applicable Rate for any period shall be subject to the last sentence of Section 5.1(f).

                (d)           The final sentence of the definition of Facility Fee Rate in Section 1.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

Notwithstanding anything to the contrary contained in this definition, (i) the Tier I Facility Fee Rate shall be in effect from the date of the Second Amendment through the first date after December 31, 2010 on which Parent and Borrower delivers a Compliance Certificate evidencing a Fixed Charge Coverage Ratio greater than 1.25 to 1.00 and (ii) the determination of the Applicable Rate for any period shall be subject to the last sentence of Section 5.1(f).

§ 2.2.   Affirmative Covenants.

(a)           Subsection (a) of Section 5.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

(a)           Compliance Certificate. On or before the thirtieth (30th) day after the end of each calendar month, deliver to each Bank a Compliance Certificate.

(b)           The first sentence of subsection (f) of Section 5.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

Maintain during each period set forth below a Fixed Charge Coverage Ratio equal to or greater than the ratio set forth below with respect to such period:

From and including September 30, 2010 until and including March 30, 2011 1.15 to 1.00

From and including March 31, 2011 and thereafter 1.25 to 1.00

(c)           The first sentence of subsection (k) of Section 5.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

Maintain during each period set forth below a Leverage Ratio equal to or less than the ratio setforth below with respect to such period:

From and including September 30, 2010 until and including March 30, 2011 2.75 to 1.00

From and including March 31, 2011 and thereafter 2.50 to 1.00

(d)           A new subsection (u) is hereby added to Section 5.1 of the Original Credit Agreement immediately after the existing subsection (t) to read as follows:

(u)           Engagement of Consultant. No later than December 15, 2010, the Companies will engage a consultant to conduct a comprehensive review of the business and operations of the Companies and will, promptly after receipt thereof, deliver the report of such consultant to the Banks.

§ 2.3.   Negative Covenants. Section (h) of Section 5.2 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

(h)           Capital Expenditures. Permit the aggregate amount of all Capital Expenditures made by the Companies, during the most recently ended twelve (12) month period (net of the proceeds of the sale or exchange of any fixed assets), to exceed $20,000,000.

§ 2.4.   Schedules and Exhibits. Schedule 1.1, Commitments, and Exhibit C, Promissory Note, to this Amendment are hereby substituted for Schedule 1.1 and Exhibit C, respectively, to the Original Credit Agreement.

ARTICLE III.

Conditions of Effectiveness

§ 3.1.   Effective Date. This Amendment shall become effective as of the date first above written when and only when Administrative Agent shall have received, at Administrative Agent’s office,

(a)            a duly executed counterpart of this Amendment,

(b)           the duly executed Renewal Note,

(c)           a duly executed Consent and Agreement from each Company (other than the Borrower) in the form of Annex I hereto,

(d)           a duly executed certificate of the secretary and chief financial officer of Borrower certifying that (i) resolutions of its board of directors attached to the Original Omnibus Certificate authorizing the execution, delivery, and performance of this Amendment and identifying the officers authorized to sign such instrument are in full force and effect, (ii) the specimen signatures of the officers so authorized which were attached to the Original Omnibus Certificate are true and correct, and (iii) the certificate of incorporation and all amendments thereto and the bylaws and all amendments thereto of Borrower attached to the Original Omnibus Certificate are in full force and effect,

(e)           a payment of an amendment fee by Borrower to Comerica in the amount of $50,000, and

(f)           each other document to be executed and delivered by Borrower pursuant hereto or thereto.

ARTICLE IV.

Representations and Warranties

§ 4.1.   Representations and Warranties. In order to induce Administrative Agent and Banks to enter into this Amendment, Borrower and each other Company represents and warrants to Administrative Agent and Banks that:

(a)           The representations and warranties contained in Article IV of the Original Credit Agreement are true and correct at and as of the time of the effectiveness hereof;

(b)           Each Company is duly authorized to execute and deliver the Amendment Documents to which it is a party and is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement and the other Loan Papers. Each Company has duly taken all corporate action necessary to authorize the execution and delivery of the Amendment Documents to which it is a party and to authorize the performance of the obligations of such Company hereunder and thereunder;

(c)           The execution and delivery by each Company of the Amendment Documents to which it is a party, the performance by such Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of such Company, or of any material agreement, judgment, license, order or permit applicable to or binding upon such Company, or result in the creation of any lien, charge or encumbrance upon any assets or properties of such Company. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any Company of the Amendment Documents to which it is a party or to consummate the transactions contemplated hereby and thereby;

(d)           When duly executed and delivered, each of the Amendment Documents to which it is a party will be a legal and binding instrument and agreement of each Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally; and

(e)           The audited annual consolidated financial statements of Parent dated as of December 31, 2009 and the unaudited quarterly consolidated financial statements of Parent dated as of June 30, 2010 fairly present the consolidated financial position at such dates and the consolidated statement of operations and the changes in consolidated financial position for the periods ending on such dates for the Companies. Copies of such financial statements have heretofore been delivered to Banks. Since such dates no material adverse change has occurred in the financial condition or businesses or in the consolidated financial condition or businesses of the Companies.

ARTICLE V.

Miscellaneous

§ 5.1.   Ratification of Agreement. The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also. Any reference to the Note in any other Loan Document shall be deemed to be a reference to the Renewal Note issued and delivered pursuant to this Amendment. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agent or Banks under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

§ 5.2.   Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Company hereunder or under the Credit Agreement to Banks shall be deemed to constitute representations and warranties by, or agreements and covenants of, the Companies under this Amendment and under the Credit Agreement.

§ 5.3.   Loan Papers. This Amendment and the other Amendment Documents are each a Loan Paper, and all provisions in the Credit Agreement pertaining to Loan Papers apply hereto and thereto.

§ 5.4.   Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

§ 5.5.   Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be duly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

FFE TRANSPORTATION SERVICES, INC

By: /s/ John R. McManama
John R. McManama
Senior Vice President, Treasurer and Chief
Financial Officer

COMERICA BANK

By: /s/ David Milton
Name: David Milton
Title: Senior Vice President

ANNEX I

CONSENT AND AGREEMENT

Each of the undersigned Guarantors hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Second Amended and Restated Guaranty and Second Amended and Restated Security Agreement, each dated as of September 2, 2009, made by it for the benefit of Banks pursuant to the Credit Agreement, (iii) ratifies and confirms all other Loan Papers made by it for the benefit of Banks, (iv) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (v) agrees that such Guaranty, such Security Agreement and such other Loan Papers shall remain in full force and effect.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By: /s/ John R. McManama
John R. McManama
Senior Vice President, Treasurer and Chief
Financial Officer

CONWELL CORPORATION

By: /s/ Leonard W. Bartholomew
Leonard W. Bartholomew
Secretary

FX HOLDINGS, INC.

By: /s/ Leonard W. Bartholomew
Leonard W. Bartholomew
Secretary

LISA MOTOR LINES, INC.

By: /s/ Leonard W. Bartholomew
Leonard W. Bartholomew
Secretary

COMPRESSORS PLUS, INC.

By: /s/ Leonard W. Bartholomew
Leonard W. Bartholomew
Secretary

FFE LOGISTICS, INC.

By: /s/ Leonard W. Bartholomew
Leonard W. Bartholomew
Secretary

CONWELL, LLC

By: /s/ Leonard W. Bartholomew
Leonard W. Bartholomew
Secretary

SCHEDULE 1.1
TO
CREDIT AGREEMENT
FFE TRANSPORTATION SERVICES, INC.

Commitments

Comerica Bank                                                     $20,000,000
Total                                                   $20,000,000

EXHIBIT A

REVOLVING NOTE

EXHIBIT C

REVOLVING CREDIT NOTE

$20,000,000                                            Dallas, Texas                              October 27, 2010

FOR VALUE RECEIVED, the undersigned, FFE TRANSPORTATION SERVICES, INC. (“Borrower”), a Delaware corporation, hereby unconditionally promises to pay to the order of COMERICA BANK (“Bank”), at the principal offices of Comerica Bank, in Dallas, Texas or at such other address in Dallas County, Texas, as may be designated by Administrative Agent from time to time, the lesser of (i) the principal sum of TWENTY MILLION AND 00/100 Dollars ($20,000,000), or (ii) the aggregate unpaid principal amount of all Loans made by Bank to Borrower pursuant to Article II of the Agreement (as such term is defined below), together with interest on the unpaid principal balance from the date hereof until maturity at such varying rates per annum (but in no event in excess of the Highest Lawful Rate) as determined in accordance with the provisions of Article II of the Agreement. Borrower promises to pay such principal of, and interest on, this Note on the dates and in the manner provided in the Agreement. If not sooner paid, the unpaid principal balance of this Note and all accrued interest hereon shall be due and payable in full on the Termination Date. All such payments of both principal and interest shall be made in lawful money of the United States of America and in immediately available funds.

All Loans made by Bank to Borrower pursuant to the Agreement and all payments of the principal thereof may be noted by Bank on schedules from time to time attached hereto, or on a continuation of such schedules or otherwise recorded in Bank’s records; provided, however, that the failure of Bank to make any such notation shall not limit or otherwise affect the obligations of Borrower hereunder or under the Agreement.

This Note has been executed and delivered pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of September 2, 2009, among Comerica Bank, as Administrative Agent and as Collateral Agent, Borrower, Frozen Food Express Industries, Inc., Conwell Corporation, FX Holdings, Inc., Lisa Motor Lines, Inc., Compressors Plus, Inc., FFE Logistics, Inc., and Conwell LLC (as the same may be renewed, extended, amended, modified and/or restated from time to time, the “Agreement”), and is one of the “Revolving Credit Notes” referred to therein. The holder of this Note is entitled to the benefits of the Agreement and may enforce the agreements contained therein and exercise the remedies provided for thereby, and reference is hereby made to the Agreement for a statement of the payment and prepayment rights and obligations of Borrower and for a statement of the events upon which and the terms and conditions under which the maturity of this Note may be accelerated.

All defined terms used herein shall have the meanings respectively assigned to them in the Agreement.

If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, at law or in equity, or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest, intention to accelerate, acceleration and nonpayment, or other notice of default, and all other notices other than as expressly provided in the Agreement, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or by any indulgences, or by any release or change in any security for the payment of this Note, and each such Borrower, surety, endorser, guarantor and other party hereby consents to any and all renewals, extensions, indulgences, releases or changes directly affecting any such party other than itself, regardless of the number of such renewals, extensions, indulgences, releases or changes.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH APPLICABLE FEDERAL LAW AND THE LAWS OF THE STATE OF TEXAS.

It is the intention of the parties hereto to conform strictly to usury laws applicable to Bank. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable notwithstanding the provisions of the Agreement), then in the event, notwithstanding anything to the contrary in this Note, the Agreement or in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to Bank that is contracted for, taken, reserved, charged or received under this Note, the Agreement or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Bank on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded to Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of Administrative Agent or any Bank resulting from any Default under the Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Bank on the principal amount of the Obligations (or, if the principal amount of the obligations shall have been paid in full, refunded by Bank to Borrower).

The indebtedness evidenced by this Note is in renewal and modification, but not in extinguishment or novation, of the principal indebtedness evidenced by that certain promissory note dated November 4, 2009, in the original principal amount of $25,000,000 executed by the undersigned payable to the order of the Bank.

FFE TRANSPORTATION SERVICES, INC.

By: /s/ John R. McManama
John R. McManama
Senior Vice President, Treasurer and Chief
Financial Officer